Amended 2006 STOCK OPTION PLAN

Of

WATAIRE INTERNATIONAL, INC.

(Formerly, Cimbix Corporation)

The following shall replace Section 5.1 and Section 6.2 of Wataire International, Inc. (the “Company”) 2006 Stock Option Plan dated October 3, 2006 in its entirety:

5.     SHARES SUBJECT TO THE PLAN.

       5.1.     Number of Shares. Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock that may be issued under the Plan shall not exceed 11,000,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

6.

STOCK OPTIONS.

6.2

 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 11.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option. No individual may receive options to purchase more than 1,000,000 shares in any year, unless a greater number is approved by the Board of Directors.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to the 2006 Stock Option Plan, hereunto duly authorized, as of the 9th day of January 2007.

Per:

Wataire International, Inc.

/s/ Robert Rosner

/s/  Nand Shankar

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Robert Rosner

Nand Shankar

/s/  Richard Jordan

/s/  Max Weissengruber

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Richard Jordan

Max Weissengruber